UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2010

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On March 10, 2010, Vaughan Scott Henry, Executive Vice President and Chief Information Officer of Arbitron Inc. (the "Company") and Timothy Smith, Executive Vice President and Chief Legal Officer of the Company, each established a stock trading plan in accordance with the requirements specified in Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (a "Rule 10b5-1 Trading Plan"). On March 12, 2010, Larry Kittelberger, a member of the Company’s Board of Directors and Chairman of its Compensation and Human Resources and Technology Strategy Committees, and Richard Post, a member of the Company’s Board of Directors and Chairman of its Audit Committee, established Rule 10b5-1 Trading Plans. On March 16, 2010, Sean Creamer, Executive Vice President, Finance and Planning, and Chief Financial Officer of the Company, also established a Rule 10b5-1 Trading Plan. Set forth below is a discussion of each Rule 10b5-1 Trading Plan.

The Rule 10b5-1 Trading Plans were adopted during an authorized trading period and when none of Messrs. Creamer, Henry, Kittelberger, Post, or Smith was in possession of material non-public information. Each of the individuals established his Rule 10b5-1 Trading plan in order to diversify his investment portfolio and for tax planning purposes. The trading plans of Mr. Post and Mr. Kittelberger cover the exercise of stock options that would otherwise expire during 2011 and 2012 and the sale of shares of Company common stock. Transactions under these Rule 10b5-1 Trading Plans will be publicly reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

Sean Creamer

Under the terms of Mr. Creamer’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock at quarterly intervals beginning in May 2010. Mr. Creamer’s Rule 10b5-1 Trading Plan covers the sale of a number of shares of Company common stock necessary to satisfy the tax liability resulting from the vesting of approximately 55,100 shares restricted stock vesting before and during the term of the Rule 10b5-1 Trading Plan. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than May 2011.

Scott Henry

Under the terms of Mr. Henry’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock at monthly intervals beginning in May 2010. Mr. Henry’s Rule 10b5-1 Trading Plan covers the sale of up to approximately 22,100 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than March 2011.

Larry Kittelberger

Under the terms of Mr. Kittelberger’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock beginning in May 2010. Mr. Kittelberger’s Rule 10b5-1 Trading Plan covers the exercise of options that would otherwise expire between March 2011 and October 2011 and sale of up to approximately 16,400 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than October 2011.

Richard Post

Under the terms of Mr. Post’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock at monthly intervals beginning in June 2010. Mr. Post’s Rule 10b5-1 Trading Plan covers the exercise of options that would otherwise expire between March 2011 and October 2012 and sale of up to approximately 28,200 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than June 2012.

Timothy Smith

Under the terms of Mr. Smith’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock at monthly intervals beginning in May 2010. Mr. Smith’s Rule 10b5-1 Trading Plan covers the sale of up to approximately 15,300 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than April 2011.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

March 16, 2010	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President & Chief Legal Officer, Legal and Business Affairs, and Secretary